Exhibit 10.24

AMENDMENT #1 – TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDMENT #1 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”), dated November 14, 2022 (the “Effective Date”) is between Progressive Care Inc., a Delaware Corporation, and its wholly owned subsidiaries (the “Employer” or the “Company”), and Cecile Munnik, an individual (“Employee”).

R E C I T A L S:

A.	Company and Employee entered into that certain Employment Agreement, effective as of October 15, 2020 (the “Original Agreement”).

B.	Employee is knowledgeable with respect to the business of the Company.

C.	Company desires to continue employment to Employee and Employee desires to continue employment by Company.

D.	On November 22, 2021, the Company and the Employee agreed to enter into an Amended and Restated Employment Agreement amended and restating the Original Agreement (the “Original Amended and Restated Employment Agreement”).

E.	In the interest of retaining the services of the Employee, among other reasons, the Company wishes to amend certain compensation provisions of the Original Agreement, and the Employee wishes to enter into this Amendment with the Company.

NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

1.	Section 3, Duties, is revised and amended to read in its entirety as follows:

Duties. Employee shall be employed as the Chief Financial Officer. Employee shall have such duties and responsibilities as are normally associated with the foregoing position and such additional duties and responsibilities as she may be reasonably assigned from time to time by the Chief Executive Officer and/or Board of Directors. The Employee agrees to serve the Company faithfully and to the best of her ability and shall devote her full time, attention, and energies to the business of the Company during customary business hours; provided, however, that is hereby expressly acknowledged and agreed that, notwithstanding the foregoing, the Employee is permitted to provide up to approximately 30% of her time on a weekly basis to NextPlat Corp., an affiliate of the Company (“NextPlat”), for which the Employee is permitted to enter into an employment agreement and receive compensation from NextPlat. The Employee agrees to carry out her duties in a competent and professional manner and to at all times promote the best interests of the Company. Except as expressly provided herein, the Employee shall not, during the Employment Period, engage in any other business, whether or not pursued for profit. Nothing contained herein shall be construed as preventing the Employee from investing in any other business or entity which is not in competition with the business of the Company. Nothing contained herein shall be construed as preventing the Employee from (1) engaging in personal business affairs and other personal matters, (2) serving on civic or charitable boards or committees, or (3) serving on the board of directors of companies that do not compete directly or indirectly with the Company, provided however, that none of such activities materially interferes with the performance of her duties under this Amendment and provided further that the Board of Directors approves of each such proposed appointment which approval shall not be unreasonably withheld. The employee will become a fulltime employee of NextPlat effective July 1, 2023.

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2.	Section 4, Compensation, is revised and amended as follows:

Paragraph (c) is deleted in its entirety and replaced with the following:

(c) The Employee shall receive a bonus (“Bonus”) in the amount of Thirty Thousand Dollars ($30,000) immediately. The Employee may elect to have up to 100% paid in the form of the Company’s common stock.

Paragraph (d) is deleted in its entirety and replaced with the following:

(d) Employee shall receive options to purchase (5,000,000) shares (the “Options”) under the Stock Option Award Agreement (the “Option Agreement”) attached as Exhibit A. The Options shall be vested immediately.

3. Except as otherwise provided herein, all other terms and conditions of the Original Amended and Restated Employment Agreement, as so amended, remain unchanged and are hereby ratified and confirmed.

4. This Amendment shall be governed by and construed in accordance with the domestic laws of the State of New York, excluding any conflict of laws, rule or principle that might refer the governance of construction of this Amendment to the law of another jurisdiction.

5. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. For purposes of this Amendment, use of a facsimile, e-mail, or other electronic medium shall have the same force and effect as an original signature.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

PROGRESSIVE CARE INC.

By:	Dated: November 14, 2022
Birute Norkute
Chief Operating Officer

EMPLOYEE

Dated: November 14, 2022
Cecile Munnik, an individual

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